Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust, Inc.

KBS Limited Partnership	KBS Clayton Plaza, LLC

KBS REIT Properties, LLC	KBS Comm-2008, LLC

KBS REIT Holdings LLC	KBS Crescent Green, LLC

KBS REIT Acquisition I, LLC	KBS Debt Holdings, LLC

KBS REIT Acquisition II, LLC	KBS Five Tower Bridge, LLC

KBS REIT Acquisition III, LLC	KBS GKK Participation Holdings I, LLC

KBS REIT Acquisition IV, LLC	KBS GKK Participation Holdings II, LLC

KBS REIT Acquisition V, LLC	KBS Goethe Road, LLC

KBS REIT Acquisition VI, LLC	KBS Great Oaks, LLC

KBS REIT Acquisition VII, LLC	KBS Hedge Cayman Co Ltd.

KBS REIT Acquisition VIII, LLC	KBS Industrial Portfolio, LLC

KBS REIT Acquisition IX, LLC	KBS Industrial Portfolio (MI), LLC

KBS REIT Acquisition X, LLC	KBS Industrial Portfolio (MN), LLC

KBS REIT Acquisition XI, LLC	KBS/JCR Debt Holdings, LLC

KBS REIT Acquisition XII, LLC	KBS M-2B Holdings, Ltd.

KBS REIT Acquisition XIV, LLC	KBS M-3A Holdings, Ltd.

KBS REIT Acquisition XVI, LLC	KBS Meridian Tower, LLC

KBS REIT Acquisition XVII, LLC	KBS Midland Industrial Park, LLC

KBS REIT Acquisition XVIII, LLC	KBS Millennium I, LLC

KBS REIT Acquisition XIX, LLC	KBS Mortgage Lending, LLC

KBS REIT Acquisition XX, LLC	KBS Nashville Industrial Portfolio I, LLC

KBS REIT Acquisition XXI, LLC	KBS North Creek, LLC

KBS REIT Acquisition XXII, LLC	KBS Offices at Kensington, LLC

KBS REIT Acquisition XXIII, LLC	KBS Offices at Suwanee Pointe, LLC

KBS REIT Acquisition XXIV, LLC	KBS One Madison Park, LLC

KBS REIT Acquisition XXV, LLC	KBS Park Central, LLC

KBS REIT Acquisition XXVI, LLC	KBS Plano Corporate Center, LLC

KBS REIT Acquisition XXVIII, LLC	KBS Preferred Holding I, LLC

KBS REIT Acquisition XXIX, LLC	KBS Rivertech, LLC

KBS REIT Acquisition XXX, LLC	KBS Royal Ridge, LLC

KBS REIT Acquisition XXXI, LLC	KBS Sabal VI, LLC

KBS REIT Acquisition XXXII, LLC	KBS Sabal Pavilion, LLC

KBS REIT Acquisition XXXIII, LLC	KBS SE Retail, LLC

KBS REIT Acquisition XXXIV, LLC	KBS South Towne, LLC

KBS REIT Acquisition XXXV, LLC	KBS Southpark Commerce Center II, LLC

KBS REIT Acquisition XXXVI, LLC	KBS Tribeca Summit, LLC

KBS REIT Acquisition XXXVII, LLC	KBS TRS Holdings, Ltd.

KBS REIT Acquisition XXXVIII, LLC	KBS Tysons Dulles Plaza, LLC

KBS REIT Acquisition XXXIX, LLC	KBS University Park, LLC

KBS REIT Acquisition XXXX, LLC	KBS 18301 Von Karman, LLC

KBS REIT Acquisition XXXXI, LLC	KBS Woodfield Preserve, LLC

KBS REIT Acquisition XXXXII, LLC	KBS 415 Greenwich, LLC

KBS ADP Plaza, LLC	KBS 625 Second Street, LLC

KBS Advantage Holdings, LLC	KBS 825 University Avenue, LLC

KBS Advantage Investments, Ltd.	KBS 2200 West Loop, LLC

KBS Bridgeway Technology Center, LLC	KBS 12350 Jefferson Avenue, LLC

KBS Cabi, LLC	New Leaf – KBS JV, LLC

KBS City Gate Plaza, LLC